Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements and Related Prospectuses (Forms S-3 No. 333-277313 and No. 333-87063) of AvalonBay Communities, Inc., and

(2)Registration Statements (Forms S-8 No. 333-216221, No. 333-161258, No. 333-16837, No. 333-115290 and 333-159420) pertaining to AvalonBay Communities, Inc.’s Deferred Compensation Plan, AvalonBay Communities, Inc. 2009 Stock Option and Incentive Plan and AvalonBay Communities, Inc. 1994 Stock Incentive Plan, as amended and restated, 1996 Non-Qualified Employee Stock Purchase Plan, 1994 Deferred Compensation Plan, and 2009 Stock Option and Incentive Plan, respectively, of our reports dated February 27, 2026, with respect to the consolidated financial statements of AvalonBay Communities, Inc. and the effectiveness of internal control over financial reporting of AvalonBay Communities, Inc. included in this Annual Report (Form 10-K) of AvalonBay Communities, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Tysons, Virginia
February 27, 2026